SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

BOSS HOLDINGS, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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____________________________________________________________________________________
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BOSS HOLDINGS, INC.
221 W. First Street, Kewanee, Illinois 61443

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 6, 2006
____________________

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Boss Holdings, Inc., a Delaware corporation (the “Company”), will be held at the Board Room of the Conference Center, 8235 Forsyth Blvd., Suite 801, St. Louis, Missouri, 63105 on Tuesday, June 6, 2006, at 10:00 A.M. Central Daylight Time for the following purposes:

1.	To elect six directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

2.	To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 30, 2006.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 24, 2006, are entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder, his agent or attorney for any purpose germane to the Annual Meeting upon written notice, and the list shall be available for inspection at the Annual Meeting by any shareholder that is present.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES F. SANDERS,
Dated: April 28, 2006	Corporate Secretary

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. IF YOU SEND IN YOUR PROXY CARD AND DECIDE TO ATTEND THE MEETING TO VOTE YOUR SHARES IN PERSON, YOU STILL MAY DO SO.

BOSS HOLDINGS, INC.
221 W. First Street, Kewanee, Illinois 61443

____________________

PROXY STATEMENT
____________________

GENERAL

     This Proxy Statement is furnished to stockholders of Boss Holdings, Inc., a Delaware corporation (“Company”), in connection with the solicitation by the Board of Directors of the Company (“Board of Directors” or “Board”) of proxies for use at the Annual Meeting of Stockholders (the “Meeting”) scheduled to be held on Tuesday, June 6, 2006, at 10:00 A.M. local time at the Board Room of the Conference Center, 8235 Forsyth Blvd., Suite 801, St. Louis, MO 63105, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy initially will be mailed to stockholders on or about May 3, 2006.

     The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the six director nominees named herein and, unless otherwise indicated, FOR each other proposal described in this proxy statement and in the accompanying notice of meeting.

VOTING RIGHTS AND VOTES REQUIRED

     The close of business on April 24, 2006, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of April 17, 2006, the Company had outstanding and entitled to vote approximately 1,980,767 shares of Common Stock, $0.25 par value per share (“Common Stock”).

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held. There is no cumulative voting with respect to any matter submitted for vote of the stockholders. Abstentions will be treated as Common Stock present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it does not have the discretionary authority as to certain Common Stock (a “broker nonvote”), those shares will not be considered present and entitled to vote with respect to that matter.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote at the Meeting will be required to approve the election of six directors of the Company and the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 30, 2006. In determining whether a proposal has received the requisite number of affirmative votes, broker nonvotes will be disregarded and have no effect on the outcome of the vote. Abstentions will be included in the vote totals and, as such, will have the same effect as a negative vote.

VOTING OF PROXIES

     Shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the directors of the Company and FOR each other proposal described in this proxy statement and in the accompanying notice of meeting.

     The Board of Directors is not aware of any matter that will come before the Meeting other than as described above. If any such other matter is duly presented and in the absence of instructions to the contrary, such proxies will be voted in accordance with the judgment of the proxy holders with respect to such matter, including any shareholder proposal or other matter of which the Company did not receive proper notice prior to March 14, 2006.

Shareholder proposals or other communications with respect to the Meeting received less than 45 days prior to the date of first mailing of proxy materials with respect to the prior year’s annual meeting of shareholders are considered untimely.

REVOCATION OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised. Any proxy may be revoked in writing, or by a valid proxy bearing a later date, delivered to the Secretary of the Company or by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

     The expenses of this solicitation will be paid by the Company. To the extent necessary to ensure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by officers, directors and regular employees of the Company, who will receive no additional compensation therefore. The Company does not anticipate utilizing the services of any outside firm for the solicitation of proxies for the Meeting. The Company will pay persons holding stock in their names or in the names of their nominees, but not owning such stock beneficially (such as brokerage houses, banks and other fiduciaries), for the expense of forwarding soliciting material to their principals.

     PROPOSAL NO. 1
ELECTION OF DIRECTORS

     A Board of Directors consisting of six directors is to be elected by the stockholders at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until a successor is duly elected and qualified. The Board of Directors recommends the election of the six nominees named below, all of whom (other than William R. Lang) currently are directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the six nominees named below. The Board of Directors does not contemplate that any of the nominees will not be able to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

     G. Louis Graziadio III Age 56 - Chief Executive Officer and Chairman of the Board of the Company since June 1996. He is also the Chairman and CEO of Second Southern Corp., which is the manager of Ginarra Partners, LLC, a Los Angeles based holding company with investments in various corporations, including the Company. Mr. Graziadio also serves on the Boards of Directors of Acacia Research, Inc. and True Religion Apparel, Inc.

     Perry A. Lerner Age 63 - Director since June 1996. Mr. Lerner is the Managing Director of Crown World Services, LLC, in New York, NY, a financial advisory firm. A graduate of Harvard Law School and Claremont McKenna College, Mr. Lerner is a member of the State Bar of New York, State Bar of California and American Bar Association.

     Lee E. Mikles Age 50 - Director since June 1996. Mr. Mikles is Chairman of Mikles/Miller Management, Inc., a registered investment adviser, and is Chief Executive Officer of Viceroy Acquisition Corporation.

     Paul A. Novelly Age 62 - Director since June 1996. Mr. Novelly is chief executive officer of Apex Oil Company, Inc. a petroleum trading, storage and transportation company headquartered in St. Louis, Missouri, World Point Terminals Inc., a publicly-held Canadian company headquartered in Calgary, Alberta, and St. Albans Global Management LLLP, a privately held Delaware limited liability company. He also serves on the Boards of Directors of Intrawest Corporation and The Bear Stearns Companies Inc.

     J. Bruce Lancaster Age 50 – Director since May 2000. Chief Financial Officer of the Company since April, 1998 and Executive Vice President since August, 1999. Mr. Lancaster has a Masters of Business Administration from Texas A&M University and is a certified public accountant.

     William R. Lang Age 46 – Nominee for Director. Mr. Lang is a certified public accountant and from June 1995 through May 2005 he was employed by the Los Angeles CPA firm of Balser, Horowitz, Frank & Wakeling, including serving as president of that firm from January 2000 through May 2005. From January 2000 through May 2005 he also was managing director of Ronald Blue & Co., a financial services firm also located in Los Angeles. Mr. Lang is a 1983 graduate of California State University at Fullerton. Mr. Lang currently is the President of GIC Enterprises, an investment company which manages commercial real estate consisting primarily of shopping centers and office buildings in southern California, and is the chief financial officer of Second Southern Corporation, a Los Angeles based holding company. Second Southern Corp. is controlled by Mr. Graziadio, the Company’s chairman and chief executive officer and GIC Enterprises is controlled by adult siblings of Mr. Graziadio. Mr. Lang also is a trustee of the Graziadio Family Trust, which owns in excess of 20% of the Company’s common stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     Following is a list of the names and ages of the executive officers of the Company and its principal subsidiaries as of the date of this Proxy Statement, indicating all positions and offices with the Company held by each such person, and each such person’s principal occupations or employment during the past five years.

Boss Holdings, Inc.

		Positions and Offices Held and
Name	Age	Principal Occupations or Employment during past 5 years
G. Louis Graziadio III	56	Chairman of the Board and Chief Executive Officer of the Company since June 1996. He is also the Chairman and CEO of Second Southern Corp., which is the manager of Ginarra Partners, LLC, a holding company with investments in various corporations, including the Company.
J. Bruce Lancaster	50	Chief Financial Officer since April 1998 and Executive Vice President since August 1999.
Terrence J. Brizz	51	President of Galaxy Balloons, Incorporated, a subsidiary of Boss Manufacturing Company, since the Company’s acquisition of this subsidiary in July 2004. Prior to the Company’s acquisition of Galaxy, Mr. Brizz was its sole shareholder and CEO.

     In addition to the named executive officers, Richard Bern has served as an operations consultant to the Company since March, 1999. In his capacity as a consultant, Mr. Bern currently exercises executive responsibilities in many sales and distribution functions under the review and direction of the Company’s chief executive officer. Mr. Bern has extensive experience in importing, distribution and sales of consumer goods and previously served as president of Boss Manufacturing Company during 1996 and 1997. Since then he has been a private investor and worked as a consultant to various manufacturing and distribution firms, including the Company. Mr. Bern is 58 years old and has a Bachelor of Arts degree from the University of Cincinnati.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     Mr. Graziadio and Mr. Mikles are first cousins; otherwise, there are no family relationships existing between the officers and directors of the Company.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     During the fiscal year ended December 31, 2005 (“Fiscal 2005”), there were five meetings of the Board of Directors and the directors also acted twice by unanimous written consent. All directors attended at least 75% of the Board meetings, except for Mr. Novelly who attended three of the five meetings. The Company has an Executive Committee and standing Audit and Compensation Committees of the Board.

     The members of the Audit Committee are Messrs. Mikles and Lerner, and Richard D. Squires (who is not standing for reelection), all of whom are independent of the Company. The Audit Committee reviews the Company’s financial statements and internal accounting procedures with the Company’s independent auditors, McGladrey & Pullen, LLP. The Audit Committee also considers and discusses with McGladrey & Pullen, LLP all auditing procedures and fees, and the possible effects of professional services upon the independence of McGladrey & Pullen, LLP. The Audit Committee held five meetings during Fiscal 2005. The Board has determined that Mr. Squires qualifies as an audit committee financial expert under SEC Regulation S-K 401(h). The designation or identification of a person as an Audit Committee financial expert does not impose on such person any duties, obligations or liabilities greater than the duties, obligations and liabilities imposed on other members of the Audit Committee and does not affect the duties, obligations and liabilities of the other members of the Audit Committee.

The members of the Compensation Committee are Messrs. Lerner and Novelly. The Compensation Committee makes recommendations to the Board with respect to compensation and benefits paid to the Company’s senior management. The Compensation Committee also makes determinations under the Company’s various plans providing incentive compensation for management, directors and consultants. See “Executive Compensation.” The Compensation Committee held two meetings during Fiscal 2005, which were attended by all members.

     The members of the Executive Committee are Messrs. Graziadio, Squires, Lerner and Mikles. The Executive Committee generally has and may exercise all the powers and authority of the full Board in the management of the business and affairs of the Company, but specifically does not have the power or authority to do any of the following: (i) amend the Company’s certificate of incorporation (except as permitted by applicable law with respect to fixing the number, designations, preferences and rights of shares of stock to be issued by the Company in certain circumstances); (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets; (iv) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution; (v) amend the by-laws of the Company; (vi) declare a dividend; or (vii) authorize the issuance of stock. Authority with respect to the excepted matters is reserved to the Board. The full Board may act to rescind any actions previously taken by the Executive Committee.

     The Company does not have a standing Nominating Committee. Given the Company’s size and its shareholder base, the Board believes it appropriate not to have a nominating committee at this time. All directors currently participate in consideration of director nominees. Alternatively, the Executive Committee of the Board can act as a nominating committee. Mr. Lang was nominated to the Board by the Company’s chief executive officer. Four of the six current Board members are independent of the Company and three of the four current members of the Executive Committee are independent. The Board of Directors will consider director nominees recommended by stockholders. Any such recommendations should be sent in writing to the Company at its principal executive offices, to the attention of the Secretary.

COMPENSATION OF DIRECTORS

     During Fiscal 2005, each of the Company’s non-employee directors earned an annual stipend of $15,000 and quarterly directors’ fees of $2,000. In addition, the Company pays non-employee directors $1,200 per special Board meeting attended (i.e., non-regularly scheduled meeting) or for more than four regular board meetings per year. During Fiscal 2005 Committee members received compensation of $500 per committee meeting attended. The total compensation paid to all non-employee directors during Fiscal 2005 was $98,500. The Company also may reimburse its directors for reasonable expenses incurred in connection with attending Board and committee meetings. Except as described under “Directors’ Stock Options” below, the Company had no other compensation arrangements with its non-employee directors during Fiscal 2005. Employee directors are not separately compensated for their service as a director. The Company does not require its directors to attend the annual meeting of shareholders. One director attended last year’s annual meeting.

DIRECTORS’ STOCK OPTIONS

     The Company has adopted and maintains its 1998 Non-Employee Director Stock Option Plan (“1998 Director Plan”) and its 2004 Stock Incentive Plan for Employees, Directors and Consultants (“2004 Stock Plan”) under which directors also may receive stock-based compensation. During March, 2005 the Company issued 5,500 options to each of its four non-employee directors (Messrs. Novelly, Squires, Lerner and Mikles) under the 1998 Director Plan at an exercise price of $7.50 per share. There were no awards to non-employee directors during Fiscal 2005 under the 2004 Stock Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the best of the Company’s knowledge, during Fiscal 2005 all Forms 3, 4 or 5 required to be filed by directors and executive officers with the Securities & Exchange Commission were timely filed; except that Ginarra Partners, LLC, a holder of more than 10% of the Company’s shares (and an affiliate of Mr. Graziadio), filed one late Form 4 during Fiscal 2005 reporting one late purchase transaction.

CODE OF ETHICS

     The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, and principal accounting officer or controller or persons performing similar functions. The code of ethics provides written standards reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct (including handling actual or potential conflicts of interest), (ii) full, fair, accurate, timely and understandable public disclosure, (iii) compliance with applicable laws, rules and regulations, (iv) prompt reporting of code violations, and (v) accountability for adherence to the code.

EXECUTIVE COMPENSATION

COMPENSATION TABLES

     The compensation paid in Fiscal 2005 to the Company’s Chief Executive Officer and to each of the other executive officers of the Company and its subsidiaries whose total compensation exceeded $100,000 was as follows:

2005 Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
				Other
				Annual	Restricted	Options/	LTIP	All Other
				Compen-	Stock	SAR’s	Payout	Compensation
Name and Position	Year	Salary ($)(1)	Bonus ($)	sation ($)	Awards	(#)(2)	($)	($)
G. Louis Graziadio III	2005	167,475	—	—	—	30,000	—	1,590
CEO and Chairman of the	2004	159,500	—	—	—	4,500	—	846
Board	2003	159,500	—	—	—	—	—	524
J. Bruce Lancaster	2005	167,475	25,000	N/A	—	—	—	5,222
Executive Vice President &	2004	165,675	35,000	N/A	—	10,000	—	4,296
CFO	2003	159,500	32,500	N/A	—	10,000	—	12,903
Richard Bern	2005	323,812	25,000	N/A	—	—	—	—
Operational Consultant	2004	301,580	35,000	N/A	—	10,000	—	—
	2003	298,895	34,250	N/A	—	10,000	—	—
Terrence J. Brizz	2005	125,000	—	N/A	—	—	—	15,927
President of Galaxy	2004	56,481	—	N/A	—	—	—	11,800
Balloons, Incorporated	2003	—	—	N/A	—	—	—	—

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(1)	Amounts listed for Mr. Bern in this column reflect payment of fees under his consulting arrangement with the Company by which he performs services as an independent contractor. Amount listed for 2004 for Mr. Brizz in this column reflects payments made during the partial year following the Company’s acquisition of Galaxy Balloons, Incorporated in July, 2004.

(2)	All figures in this column reflect options to purchase shares of Common Stock.

     The Company has adopted and maintains its 1998 Incentive Stock Option Plan (the “1998 Employee Plan”) under which the Company may issue qualified or non-qualified stock options to employees, consultants and other key persons. Options granted to the named executives prior to 2005 were granted under the 1998 Employee Plan. The Company also has adopted its 2004 Stock Incentive Plan for employees, directors and consultants (“2004 Plan”). Under the 2004 Plan, the Company may issue long-term incentive compensation in the form of stock options, performance-based awards, stock appreciation rights (“SAR’s”) and/or restricted stock units to eligible persons. Options granted to Mr. Graziadio during 2005 were granted under the 2004 Plan. The Company has no SAR’s outstanding.

     The Company has adopted and maintains its 1998 Director Plan. See “Directors’ Stock Options” for additional information regarding this plan.

     The following sets forth the value of options exercised during the year and unexercised options held by the named executive officers on December 31, 2005:

Aggregated Options/SAR Exercises in Fiscal 2005
and Fiscal Year-End Option/SAR Values

Number of
Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
			Options/SAR’s at	Options/SAR’s at
			Fiscal Year End (1)	Fiscal Year-End ($)(2)
Shares
	Acquired	Value
	on	Realized	Exercisable/	Exercisable/
Name	Exercise	($)	Unexercisable	Unexercisable
G. Louis Graziadio III	—	—	141,500 / 23,000	$796,925 /	$11,850
J. Bruce Lancaster	5,000	$28,750	35,000 / 10,000	$161,083 /	$22,167
Richard Bern	30,000	$146,500	16,666 / 3,334	$51,083 /	$3,167
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(1)	All figures in this column reflect options to purchase shares of Common Stock.

(2)	Assumes a market closing price of $7.95 per share at fiscal year end.

Stock Options Granted in Fiscal 2005
Individual Grants

Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates
	Underlying	Granted	Exercise		of Stock Price
	Options	in Fiscal	Price		Appreciation for
	Granted	Year 2005	Per	Expiration	Option Term (Note 3)
Name of Optionee	(Note 1)	(Note 2)	Share	Date	5%	10%
G. Louis Graziadio III	30,000	48.4%	$ 7.50	3/14/2015	$ 141,600	$ 358,500
  ____________________

1)	All options were granted at fair market value as of the date of the grant. Options to Mr. Graziadio were granted under the 2004 Employee Plan, with one third of the grant vesting immediately upon issuance and the balance vesting equally over a two-year term beginning in March, 2005.

2)	Options for 62,000 shares were granted during the year to certain directors, employees and consultants. The percentage shown reflects the optionee’s percentage of all options granted to employees, non-employee directors and consultants.

3)	The dollar amounts in these columns reflect the 5% and 10% annual rates of appreciation prescribed by SEC regulation. The 5% and 10% rates of appreciation would result in per share prices of $12.22 and $19.45, respectively, over the option term for options granted to Mr. Graziadio. The Company expressly disclaims any representations as to the level of appreciation that may be realized on the Company’s stock.

EMPLOYMENT AGREEMENTS

     The Company is a party to an Executive Severance Agreement dated July 16, 2001, with J. Bruce Lancaster, the Company’s Executive Vice President. Under this agreement Mr. Lancaster is entitled to continuation of his salary and certain other benefits upon termination of his employment with the Company under certain circumstances. Mr. Lancaster will be entitled to (i) continuation of his salary and continuation of family health benefits for a period of 12 months, and (ii) reimbursement of up to $25,000 of reasonably incurred moving expenses, if his employment is terminated involuntarily without good cause by the Company or if he voluntarily terminates his employment within 60 days after the occurrence of a salary reduction which has the effect of reducing his base compensation to a level below 80% of the highest base salary paid to him during the term of his employment. Also, if Mr. Lancaster’s employment terminates concurrently with or within one year following the occurrence of a change of control of the Company and such termination is by reason of voluntary action by the Company without specific conditions of cause (e.g., his willful misconduct amounting to fraud or dishonesty which is materially injurious to the Company or willful violation of the confidentiality provisions of the agreement) or by reason of Mr. Lancaster’s voluntary resignation or his death, then Mr. Lancaster will be entitled to (a) continuation of his base salary, car allowance and family health benefits for a period of 18 months, and (b) payment of $100,000 in lieu of reimbursement of reasonably anticipated moving expenses and outplacement services. As a condition to receiving any such severance payments, Mr. Lancaster would be subject to a two year restriction on his ability to solicit any customers of the Company or otherwise compete with the Company and also would be subject to a provision protecting the Company’s confidential information.

REPORT OF COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION

     The following report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any prior or future statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act. The Compensation Committee administers and determines the executive compensation program. After review and approval by the Compensation Committee, all material issues relating to executive compensation are reported to the full Board of Directors. Generally, the CEO makes recommendations to the Compensation Committee regarding compensation for all other executives and the Compensation Committee reviews the performance of all executive officers and makes a final determination on executive compensation for the CEO and other executive officers.

Executive Compensation Philosophy:

     The philosophy of the Compensation Committee relating to executive compensation is that the executive officers should be compensated in amounts and in a manner designed to (i) attract, motivate and retain talented executives who are capable of attaining the Company’s goals in a competitive and changing environment, (ii) encourage and reward superior performance, and (iii) strengthen the relationship between executive pay and shareholder value. For certain matters, the Company periodically has retained management and benefits consultants, to provide advice on the type and amount of compensation to be paid to executive officers, directors and consultants.

Executive Officer Compensation:

     The Company’s Fiscal 2005 and current total compensation programs for executive officers consist of both cash and stock-based compensation. Salary levels for Company executives are reviewed and may be adjusted annually. In determining appropriate salaries, the Compensation Committee considers the CEO’s recommendations as to compensation for other officers, the scope of responsibility and individual performance for each officer, overall corporate performance, and general pay practices of industry competitors and other companies similarly situated to the Company. Evaluation of corporate performance takes into account special circumstances such as weather variations, competitive conditions and unusual events which can have a material effect on the Company’s operating results compared with budgeted levels. The Compensation Committee’s analysis is a subjective process that utilizes no specific weighting or formula for these factors in determining salary amounts. Stock-based compensation is provided for under the Company’s 1998 Employee Plan, as amended, and the 2004 Stock Plan. Under these Plans, the stock-based compensation awarded and vesting periods are decided at the discretion of the Compensation Committee. Cash bonus compensation for Mr. Lancaster and Mr. Bern for Fiscal 2005 was set by an annual executive incentive plan approved by the Compensation Committee. Bonus amounts were determined based on the Company’s earnings before taxes, with each of the executives earning bonuses as a percentage of earnings for the full year. The Company’s earnings before taxes must exceed a predetermined hurdle amount before any bonus is payable. Bonus percentages increase on a sliding scale as Company earnings increase. Bonus amounts earned for Fiscal 2005 were payable in two equal installments, one in March, 2006 and the other in March, 2007, with the 2007 installment dependent upon the executive’s continued service to the Company and the Company’s continued profitability in Fiscal 2006. The hurdle amounts, bonus percentages and payment terms are established by the Compensation Committee in its discretion after review and recommendation by the Company’s chief executive officer.

Chief Executive Officer Compensation:

     In determining the total compensation package for the CEO for 2005, the Compensation Committee considered all of the matters discussed above. The Compensation Committee also considered the attainment of budgeted corporate goals. From 1998 through March, 2002, Mr. Graziadio elected not to be paid a salary for his services as CEO. Beginning in April, 2002, Mr. Graziadio began drawing an executive salary. Reimbursement of certain expenses incurred by Mr. Graziadio and a company affiliated with Mr. Graziadio in connection with the Company’s business is discussed below in the section titled “Certain Relationships and Related Transactions.”

     Members of the Company’s Compensation Committee:

Perry A. Lerner	Paul A. Novelly

STOCK PRICE PERFORMANCE GRAPH

     The following graph sets forth a comparison of the cumulative total return to stockholders on the Common Stock during the five year period ended December 31, 2005, based on the market price thereof and taking into account all stock splits in the form of stock dividends paid through Fiscal 2005, with the cumulative total return of companies on the NASDAQ Stock Market and the Russell 2000 Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BOSS HOLDINGS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RUSSELL 2000 INDEX

     Notes to Performance Graph:

A.	Information concerning the NASDAQ and Russell 2000 indices was provided by Research Data Group, Inc.

B.	Information concerning the Company’s stock price was provided by the OTC Bulletin Board system.

C.	The lines for the NASDAQ and Russell 2000 indices represent monthly index levels derived from compounded daily returns that include all dividends. The Russell 2000 index was used for comparison with other small-cap companies because the Company does not believe it reasonably can identify an industry peer group.

D.	The indices are reweighted daily, using the market capitalization on the previous trading day.

E.	If the monthly interval for the indices, based on the fiscal year-end, is not a trading day, the preceding trading day is used. The index levels for all series were set to $100.00 on 12/31/2000.

F.	Produced on January 4, 2006, including data to 12/31/2005.

     There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

     The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company reimburses or pays costs and expenses incurred by Second Southern Corp. and/or Ginarra Partners, LLC, companies affiliated with Mr. Graziadio, in connection with Mr. Graziadio’s execution of his duties as chairman and chief executive officer of the Company. These costs include clerical and administrative support, travel and entertainment expenses, and certain direct overhead costs including, but not limited to, postage, communication charges and office supplies. Payments to such affiliates of Mr. Graziadio for such costs and expenses in fiscal years 2005, 2004 and 2003 were $120,571, $148,760 and $146,199, respectively. William R. Lang, a director nominee, is the chief financial officer of Second Southern Corp.

     James F. Sanders, corporate secretary of the Company, provides general counsel services to the Company. During Fiscal 2005, Mr. Sanders was paid $107,637 for legal services and reimbursement of related costs and expenses. Mr. Sanders also is employed by Apex Oil Company, Inc., a company controlled by P.A. Novelly, a director of the Company.

     Richard Bern, a former president of the Company’s Boss Manufacturing Company subsidiary, currently provides executive services to the Company as an operations consultant. Mr. Bern provides services in all of the Company’s significant operational areas, including sales, production, distribution and purchasing, including relations with foreign vendors.

     On July 30, 2004, the Company acquired all outstanding shares of common stock of Galaxy Balloons, Incorporated (“Galaxy”) from Terrence J. Brizz, who continues to serve as president of Galaxy. Under the stock purchase agreement, Mr. Brizz was to receive payment of: (i) $200,000 of deferred stock purchase price, payable in two equal annual increments of $100,000 each on the first and second anniversaries of the purchase date, (ii) $50,000 under a non-compete agreement, similarly payable in two equal annual installments of $25,000 each, and (iii) up to an additional $400,000 of earn-out payments depending upon Galaxy’s financial performance during fiscal years 2005 through 2007. During Fiscal 2005, the Company paid $125,000 to Mr. Brizz in connection with the deferred purchase price and non-compete provisions of the Galaxy stock purchase agreement. Also, Galaxy’s financial performance during Fiscal 2005 exceeded the specified contractual benchmarks, entitling Mr. Brizz to a $200,000 earn-out payment which was paid in March, 2006.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information as of the end of Fiscal 2005

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance
	be issued upon exercise	exercise price of	under equity
	of outstanding options,	outstanding options,	compensation plan
Plan Category	warrants and rights	warrants and rights	(excludes column a)
	(a)	(b)	(c)
Equity Compensation
Plans approved by
security holders	393,834	$3.35	110,000
Equity Compensation
Plans not approved by
security holders	—	N/A	—
Total	393,834	$3.35	110,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 1, 2006, certain information regarding the beneficial ownership of Common Stock by (i) each person known by the Company to be beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director; (iii) each named Executive Officer; and (iv) all directors and executive officers as a group.

	Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	No. of Shares	% of Class (2)
Ginarra Partners, LLC (3)	576,388	29.1%
2325 Palos Verdes Drive West, Suite 211
Palos Verdes Estates, CA 90274
Graziadio Family Trust u/d/t 10-13-1975 (4)	410,519	20.7%
16633 Ventura Boulevard, Suite 510
Encino, CA 91436
G. Louis Graziadio III (5)	276,000	12.9%
Chairman, President and CEO
Advisory Research, Inc. (6)	138,150	7.0%
180 No. Stetson St., Suite 5500
Chicago, IL 60601
Perry A. Lerner (7)	83,033	4.1%
Director
Lee E. Mikles (7)	24,750	1.2%
Director
Paul A. Novelly (7) (8)	112,033	5.6%
Director
Richard D. Squires (9)	104,033	5.2%
Director
William R. Lang (10)	410,519	20.7%
Director Nominee
J. Bruce Lancaster (11)	42,166	2.1%
Director and Executive Vice President
All Directors and Executive Officers as a Group	1,628,922	72.4%
(Excludes Advisory Research, Inc.)

____________________

(1)	Unless otherwise noted, the Company believes all persons named in the table have sole voting and investment power with respect to shares of common stock beneficially owned by them. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial” owner of securities if he or she has or shares the power to vote or direct the voting of such securities or the power to direct the disposition of such securities. More than one person may be deemed to be a beneficial owner of the same securities.

(2)	Percent of class owned is based on the number of shares outstanding plus options exercisable by the named beneficial owners.

(3)	Mr. Graziadio has sole voting and investment power over these shares in his capacity as chief executive officer of Second Southern Corp., which is the manager of Ginarra Partners, LLC. Mr. Graziadio disclaims any pecuniary interest or beneficial ownership of the shares owned by Ginarra Partners, LLC.

(4)	Shares are owned by the Graziadio Family Trust, a trust established by Mr. Graziadio, but as to which he is neither a trustee nor a beneficiary. Mr. Graziadio disclaims beneficial ownership of all shares owned by the Graziadio Family Trust.

(5)	Includes a total of 153,000 shares subject to options granted under the Company’s incentive stock plans. Does not include 576,388 shares held by Ginarra Partners, LLC, as to which Mr. Graziadio has sole voting and investment power by virtue of being the chief executive officer of the manager of Ginarra Partners. Does not include 410,519 shares which are owned by the Graziadio Family Trust, a trust established by Mr. Graziadio, but as to which he is neither a trustee nor a beneficiary. Mr. Graziadio disclaims beneficial ownership of all shares owned by the Graziadio Family Trust and Ginarra Partners, LLC.

(6)	Based on a Schedule 13G filed by Advisory Research, Inc. with the SEC on February 16, 2006.

(7)	Includes 24,750 shares subject to options granted under the Company’s 1998 Director Plan.

(8)	Includes 87,283 shares which are owned by St. Albans Global Management LLLP, a Delaware limited liability limited partnership, as to which Mr. Novelly is the chief executive officer. Mr. Novelly disclaims beneficial ownership of the shares owned by St. Albans Global Management LLLP.

(9)	Includes 6,084 shares subject to options granted under the Company’s 1998 Director Plan.

(10)	Mr. Lang serves as one of two trustees of the Graziadio Family Trust (“Trust”) (see footnote 3 above). As a trustee, Mr. Lang shares voting and investment power with respect to the 410,519 shares owned by the Trust. Mr. Lang disclaims any pecuniary interest or beneficial ownership of the shares owned by the Trust.

(11)	Includes 36,666 shares subject to options granted under the Company’s 1998 Employee Plan.

PROPOSAL NO. 2
APPOINTMENT OF McGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT
AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2006

     The firm of McGladrey & Pullen, LLP, Certified Public Accountants (“McGladrey”), served as the independent auditors of the Company’s year-end financial statements for Fiscal 2005, and the Board of Directors recommends the appointment of McGladrey as the Company’s independent auditors for the fiscal year ending December 30, 2006. The Board of Directors recommends a vote in favor of the proposal to ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the stockholders do not approve this selection, the Board will consider other firms for this engagement. The Company has not yet formally engaged McGladrey for these services and the actual engagement will be dependent upon reaching a satisfactory agreement with the accounting firm on all terms, including the fees to be charged. The Audit Committee of the Board has determined that the provision of non-audit services to the Company by McGladrey is compatible with maintaining their independence as the Company’s principal accountants.

     The Audit Committee approves the engagement of the Company’s independent auditors prior to their rendering of audit or non-audit services and sets their compensation. Pursuant to SEC regulations, the Audit Committee approves all fees payable to the independent auditors for all routine and non-routine services provided. The Audit Committee considers and approves the budget for the annual audit and financial statement review services on a fixed fee basis prior to initiation of the work. Non-routine services in the ordinary course of business which are not prohibited under SEC regulation, such as tax planning, tax compliance and other services, generally are pre-approved on a case-by-case basis; provided, however, that such services may be performed during fiscal year 2006 without the committee’s pre-approval in an amount not to exceed $25,000 in the aggregate, so long as the Audit Committee is informed of and reviews each such service.

AUDIT FEES

     During Fiscal 2005, the Company incurred fees of $103,950 for audit and financial statement review services from McGladrey. During Fiscal 2004, the Company incurred fees of $98,250 for audit and financial statement review services from McGladrey

AUDIT-RELATED FEES

     For Fiscal 2005, the Company incurred fees of $3,885 to McGladrey for audit related services. During Fiscal 2004, the Company incurred fees of $21,865 to McGladrey for audit related services.

TAX FEES

     During Fiscal 2005, the Company incurred fees of $16,165 to RSM McGladrey, Inc. (RSM), an affiliate of McGladrey, for tax compliance, tax advice and tax planning. During Fiscal 2004, the Company incurred fees of $18,562 to RSM for such services.

ALL OTHER FEES

     During Fiscal 2005, the Company incurred no fees for services other than audit, audit-related and tax-related services from McGladrey. During Fiscal 2004, the Company incurred fees of $1,335 for such other services from McGladrey.

     The Company has been advised by McGladrey & Pullen, LLP that they will not have a representative present at the Meeting and therefore will not be available to respond to shareholder questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2006.

AUDIT COMMITTEE REPORT

     The audit committee of the Board of Directors (“Audit Committee”) has reviewed and discussed the audited financial statements with management and with the Company’s independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). The Audit Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2005 for filing with the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee and a copy of the Audit Committee charter is attached to this proxy statement as Appendix A. The current members of the Audit Committee all are “independent” of the Company under the rules and regulations of the NASDAQ Stock Market.

Audit Committee Members:	Lee E. Mikles	Richard D. Squires	Perry A. Lerner

STOCKHOLDER COMMUNICATION AND PROXY PROPOSALS

     Proposals of stockholders relating to the Company’s 2007 Annual Meeting must be received in writing by the Company at its principal executive offices no later than January 3, 2007 in order to be included in the Company’s Proxy Statement and form of proxy relating to that meeting. Other communications by shareholders intended for the Board of Directors or any particular Board members should be sent in writing to the Company’s principal executive offices to the attention of the corporate secretary. The corporate secretary will distribute such communications directly to Board members.

FORM 10-K

     THE COMPANY, UPON WRITTEN REQUEST, WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005. REQUESTS SHOULD BE DIRECTED TO:

Bruce Lancaster
Executive Vice President
Boss Holdings, Inc.
221 W. First Street
Kewanee, IL 61443

OTHER BUSINESS

     The Board does not intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES F. SANDERS,
Dated: April 28, 2006	Corporate Secretary

APPENDIX A

AUDIT COMMITTEE CHARTER

Status

     The Audit Committee (“Committee”) is a committee of the Board of Directors (“Board”) of Boss Holdings, Inc. (“Company”).

Purpose

     The Committee shall assist the Board in its oversight responsibilities for (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements pertaining to the presentation of financial statements; (iii) the independent auditor’s qualifications and independence; (iv) performance of the independent auditor and the Company’s internal audit function; and (v) the Company’s system of disclosure controls and procedures and internal controls over financial reporting. The Committee also shall prepare the report required by SEC rules to be included in the Company’s annual report or proxy statement.

Membership

     The Committee shall consist of three or more directors the majority of whom in the judgment of the Board shall be independent of the Company under applicable rules and regulations. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company’s basic financial statements or shall at the time of appointment undertake training for that purpose. The Board will determine whether at least one member of the Committee qualifies as an “audit committee financial expert” under criteria established by the SEC. The existence of such a member, including his or her name and whether or not he or she is independent of the Company, shall be disclosed in periodic filings as may be required by the SEC.

Meetings

     The Committee shall meet at least four times per year, with authority to convene additional meetings at such other times determined by the Committee or the chairperson of the Committee. Members may attend Committee meetings in person, or via telephone or video conference. Periodically the Committee will meet with management, the Company’s internal auditor and the independent auditor in separate executive sessions. The Committee also may meet periodically in executive session. For regularly scheduled meetings, meeting agendas will be prepared and provided to members in advance along with other appropriate briefing materials. The chairperson of the Committee shall appoint an attendee of each meeting to prepare minutes of the meeting.

Responsibilities and Duties

     To fulfill its responsibilities and duties, the Committee shall:

Relationship with Independent Auditor

  Appoint (and recommend that the Board submit for shareholder ratification), compensate and oversee the work of the public accounting firm engaged by the Company as its independent auditor. The independent auditor shall report directly to the Committee.

  Resolve any disagreements between management and the auditor regarding financial reporting.

  Pre-approve all auditing and non-audit services performed by the audit firm. The authority to grant pre-approvals may be delegated to one or more designated member of the Committee whose decisions will be presented to the full Committee at its next regularly scheduled meeting. Approval of non-audit services will be disclosed in periodic reports as required by the SEC.

  Review with members of the public accounting firm selected as the Company’s independent auditor the scope of their prospective audit and such other matters pertaining to such audit as the Committee may deem appropriate.

A-1

  Receive from the independent auditor the report required by Independence Standards Board Standard No. 1 as in effect from time to time and discuss the report with the independent auditors. Discuss with the independent auditor the matters required to be discussed under Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 84 and SAS No. 90.

Financial Statements

  Review and discuss with management and the independent auditor the annual and quarterly financial statements of the Company, including significant estimates made by management and any material changes in accounting principles or practices used in preparing the statements, prior to the filing of reports on Form 10K or Form 10Q with the SEC. Such review is to include (i) items required by SAS 61 as in effect from time to time for annual statements, and SAS 71 as in effect from time to time for quarterly statements, and (ii) all internal control reports. After review of the financials and the draft Form 10K, recommend to the Board of Directors whether the audited financial statements should be included in the Company’s annual report on Form 10K.

  Review disclosures made by the Company’s CEO and CFO as part of the Company’s certification process in filing periodic reports concerning internal controls.

  Prepare and deliver to the Board of Directors a report for inclusion in the Company’s annual proxy statement which summarizes the Committee’s activities in compliance with Item 7 of Schedule 14A and/or other applicable regulations of the Securities and Exchange Commission.

  Regularly report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, and the performance of the internal and independent auditors.

Internal Controls

  Review and assess the Company’s overall system of internal controls and accounting practices, including controls for detecting accounting and financial reporting errors, fraud, defalcations and legal violations and information technology security.

  Receive copies of the annual comments or recommendations from the Company’s independent auditor on accounting procedures and systems of control; receive and discuss management’s responses to such comments or recommendations; and review with the independent auditor any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries.

Internal Audit

  Review and advise on the selection and removal of the Company’s internal auditor or internal audit director and ensure there are no unjustified restrictions or limitations on the activities of the internal auditor.

  Review with management and the internal auditor the plans, activities and staffing for the internal audit function.

Other Authority

  Have the authority to conduct or authorize investigations into any matters within the scope of its responsibility.

  Retain independent counsel, accountants or others to advise the Committee or assist in the conduct of any investigation which it deems necessary.

  Establish procedures for and monitor the operation of a system for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters, as well as for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters, all as may be required by the SEC.

  Perform such other duties and functions as may be assigned by the Board.

Effective as of April 20, 2006.

A-2

C/O PROXY SERVICES P.O. BOX 9141 FARMINGDALE, NY 11735	VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Boss Holdings, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
BOSSH1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOSS HOLDINGS, INC.

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3

Vote on Directors

1.	To elect as Directors of Boss Holdings, Inc. the nominees listed below. (1) G. Louis Graziadio III (4) Lee E. Mikles (2) J. Bruce Lancaster (5) P. A. Novelly (3) Perry A. Lerner (6) William R. Lang	For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" to the left and write the nominee's number on the line.

		☐	☐	☐

Vote on Proposals					For	Against	Abstain

2.	Ratify the appointment of McGladrey & Pullen, LLP as independent auditors of the Company for the fiscal year ending December 30, 2006.				☐	☐	☐

3.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

BOSS HOLDINGS, INC. JUNE 6, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Boss Holdings, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated April 28, 2006 and hereby appoint(s) G. Louis Graziadio III and James F. Sanders and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Boss Holdings, Inc., to be held June 6, 2006 at 10:00 a.m. Central Daylight Time, at the Board Room of the Conference Center, Suite 801, 8235 Forsyth Blvd., St. Louis, Missouri 63105 and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
(continued, and to be signed and dated, on the reverse side)